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                                                                       EXHIBIT 5


                   [LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP]


                                 July 17, 1997

(714) 451-3800                                                     C 96182-00002

Western Digital Corporation
8105 Irvine Center Drive
Irvine, CA 92718

         Re:      Registration Statement on Form S-8 for
                  $700,000 in Deferred Compensation Obligations

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Western Digital Corporation, a Delaware corporation (the "Company") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act") of $700,000 in Deferred Compensation Obligations (the "Obligations"), which will represent unsecured obligations of the Company to pay deferred compensation in the future, pursuant to the Company's Non-Employee Directors Stock-For-Fees Plan and Deferred Compensation Plan (the "Plan").

         For purposes of rendering this opinion, we have made such legal and factual examinations as we have deemed necessary under the circumstances and, as part of such examination, we have examined, among other things, originals and copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate. For the purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us.

         On the basis of and in reliance upon the foregoing, we are of the opinion that when issued in accordance with the provisions of the Plan, the Obligations will be validly issued, fully paid and





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Western Digital Corporation
July 17, 1997
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non-assessable, and will be binding obligations of the Company, subject, as to enforcement, to (i) bankruptcy, reorganization, insolvency, moratorium and other similar laws and court decisions of general application, including without limitation, statutory or other laws regarding fraudulent or preferential transfers, relating to, limiting or affecting the enforcement of creditor's rights generally, and (ii) the effect of general principles of equity upon the specific enforceability of any of the remedies, covenants or other provisions of the Plan and upon the availability of injunctive relief or other equitable remedies and the application of principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity) as such principles relate to, limit or affect the enforcement of creditors' rights generally.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                               Very truly yours,

                                               /s/ Gibson, Dunn & Crutcher LLP

                                               Gibson, Dunn & Crutcher LLP

BWC/MAH/kea